Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 4, of our report dated March 30, 2010, relating to the consolidated financial statements of United States Commodity Funds LLC and Subsidiaries as of and for the years ended December 31, 2009 and 2008, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
April 16, 2010